UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Amendment No. 2)

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:
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[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

SPATIALIGHT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 29, 2007

Dear Shareholder:

This year’s Annual Meeting of Shareholders will be held on Friday, July 13, 2007 9:00A.M., Pacific Time, at 755 Baywood Drive, 2nd Floor, Petaluma, California. You are cordially invited to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

For your convenience, you may vote your shares online, by telephone or by completing, signing and returning the enclosed Proxy Card in the business reply envelope provided. Your shares cannot be counted unless you vote in accordance with the instructions on the Proxy Card or attend the Annual Meeting in person. If your shares are held in a brokerage account, you must obtain a proxy appointment from your broker to vote your shares in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

A copy of our 2006 Annual Report is enclosed.

Our Board of Directors and Management look forward to seeing you at the Annual Meeting.

Very truly yours,

David F. Hakala
Chief Executive Officer

SPATIALIGHT, INC.
5 Hamilton Landing, Suite 100
Novato, California 94949

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 13, 2007

PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of SpatiaLight, Inc., a New York corporation (the “Corporation”), will be held on Friday, July 13, 2007 at 9:00 A.M., Pacific Time, at 855 Baywood Drive, 2nd Floor, Petaluma, California for the following purposes:

1.	To elect five (5) Directors of the Corporation to serve for the ensuing year and until their successors are duly elected and qualified.

2.
To approve an amendment to the Corporation’s Restated Certificate of Incorporation to permit the Board of Directors to combine outstanding Common Shares and/or increase the number of authorized Common Shares from 100,000,000 to 200,000,000.

3.
To approve the Equity Credit Agreement dated as of April 24, 2007 between the Corporation and the Investors named therein and authorize the issuance and sale of Common Shares thereunder by the Corporation.

4.	To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP, as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

5.	To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof.

The Corporation’s Board of Directors has fixed the close of business on Friday, May 18, 2007, as the record date for the determination of which shareholders will be entitled to receive the notice of and to vote at the Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR OTHERWISE VOTE YOUR SHARES. ANY SHAREHOLDER WHO HAS GIVEN A PROXY MAY REVOKE IT BY WRITTEN NOTICE ADDRESSED TO AND RECEIVED BY OUR ASSISTANT CORPORATE SECRETARY PRIOR TO ITS EXERCISE, OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ELECTING TO VOTE IN PERSON AT THE MEETING. THE MERE PRESENCE AT THE MEETING OF THE PERSON APPOINTING A PROXY DOES NOT REVOKE THE PRIOR GRANT OF A PROXY.

If you plan to attend the Annual Meeting to vote in person and your shares are registered in the name of your broker, nominee or bank, you must secure a proxy from the broker, nominee or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF DIRECTORS

Novato, California	David F. Hakala
May 29, 2007	Chief Executive Officer

SPATIALIGHT, INC.
5 Hamilton Landing, Suite 100
Novato, California 94949

PROXY STATEMENT

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors (the “Board of Directors”) for use at our Annual Meeting of Shareholders to be held on Friday, July 13, 2007 (the “Meeting”) at 755 Baywood Drive, 2nd Floor, Petaluma, California at 9:00 A.M., Pacific Time, and any adjournments thereof. Shareholders of record as of the close of business on Friday, May 18, 2007, will be entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of that date, there were approximately 58,394,134 shares of our common stock, par value $.01 per share (the “Common Shares”), issued and outstanding and entitled to vote at the Meeting. Each such Common Share is entitled to one vote on any matter presented at the Meeting. Common Shares do not have the right to cumulative voting for directors.

If proxies in the accompanying form are properly executed and returned, unless contrary instructions are indicated thereon, the Common Shares represented thereby will be voted: (1) FOR the election of the five (5) nominees named below as directors; (2) FOR an amendment to our Restated Certificate of Incorporation, authorizing our Board of Directors to combine outstanding Common Shares and/or increase the number of authorized Common Shares from 100,000,000 to 200,000,000; (3) FOR approval of the Equity Credit Agreement dated April 24, 2007 between the Corporation and the investors named therein and the issuance of Common Shares thereunder; (4) FOR the ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP, as our independent registered public accounting firm for the current fiscal year; and (5) in the discretion of the persons named in the enclosed form of proxy on any other matters that may properly come before the Meeting or any adjournments thereof. The percentages of votes required to elect directors, amend our Certificate, approve the Equity Credit Agreement, and ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP are set forth under each such proposal. Any shareholder who has given a proxy may revoke it by written notice addressed to and received by our Assistant Corporate Secretary prior to its exercise, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not revoke a previously granted proxy.

The presence in person or by proxy of a majority of the outstanding Common Shares entitled to vote at the Meeting will be necessary to constitute a quorum. Shares represented by proxy or in person at the Meeting, including shares represented by proxies that reflect abstentions with respect to the matters to be voted on at the Meeting, will be counted as present in the determination of a quorum.

Information with respect to beneficial ownership of Common Shares by our directors and officers is set forth under the caption “Stock Ownership of Certain Beneficial Owners and Management.”

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

The approximate date of mailing of this Proxy Statement is May 29, 2007.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

The Corporation is managed by a Board of Directors, presently consisting of five persons. Directors are elected by our shareholders at the Meeting. Each director elected will hold office until the next annual meeting of shareholders, subject to their earlier death, disability, resignation or retirement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING PERSONS:

Name and Principal Occupation	Age	Director Since

Mr. Robert C. Munro	79	2004

Mr. Munro has been a private business consultant in the finance, banking and retail industries in the United States, the United Kingdom and throughout Europe since 1985. He currently sits on the Board of Directors of UNET 2 Corporation, a privately held electronic publishing company based in New York. Mr. Munro is a Fellow of the Institute of Directors in the United Kingdom. He has extensive global business experience in the banking, real estate and shipping industries. Mr. Munro received a master’s degree from Edinburgh University in Scotland

Dr. David F. Hakala	55	2006

Dr. Hakala became our Chief Operating Officer in 2002 and is presently our Chief Operating Officer, Principal Financial Officer, Principal Accounting and Chief Executive Officer. During the course of his career, Dr. Hakala has been directly responsible for the manufacturing startup and ramp-up of numerous products, and their associated manufacturing facilities, including several models of HDTV and of HDTV-ready televisions, the DTC-100 HD TV/DBS decoder box, the decoder box for the DirecTV DBS satellite system as well as 31” and 35” Very Large Screen (VLS) direct view CRTs. From 1994 to 2001, Dr. Hakala served in various senior management positions with Thomson Multimedia, including Vice President of Manufacturing Operations, and most recently as Vice President, Product Development, Americas, in which he was responsible for the design and development of television and video systems, including digital television with integrated HDTV decoders, projection systems and other advanced display systems, including the Thomson RCA L50000 LCoS project.

Dr. Volkan H. Ozguz	51	Nominee

Dr. Ozguz is the Chief Technology Officer at Irvine Sensors Corporation. He received his Ph.D. degree in Electrical Engineering from North Carolina State University, Raleigh, North Carolina, in 1986. He was Fulbright and NATO Fellow during graduate studies. From 1986 to 1987, he was a visiting assistant professor at North Carolina State University and scientist at Microelectronic Center of North Carolina. From 1987 to 1989, he was the manager of the Advanced Processes Dept. at TELETAS-Alcatel. From 1989 to 1995, he was a member of the research faculty at the University of California at San Diego. He joined Irvine Sensors Corporation in 1995.

Mr. Young Hwan Kim	64	Nominee

Mr. Kim is founder and chairman of Blue Ribbon Partners, a venture capital firm specializing in early technology investments. Before he founded the Blue Ribbon in 2001, he spent over 30 years at Hyundai Group in various senior operational and executive positions, culminating in becoming CEO/President of Hyundai Electronics in 1996. His reputation and widespread international networks position BR at the very nexus of exceptionally promising deal flows. His insight into the trend and direction of technology development allows BR to be a top qualified selection winning investment candidates, and his proven management skill and entrepreneurship are invaluable benefit to Blue Ribbon and its business partners.

Dr. Michael S. Jin	43	Nominee

Dr. Jin joined SpatiaLight in April 2000, and has directed SpatiaLight’s efforts to develop and enhance LCoS cell structure, processing technologies and overall product performance. Dr. Jin has also served as a key leader on the technical front in growing SpatiaLight’s relationships with television OEMs throughout Asia. Prior to joining SpatiaLight, Dr. Jin served as a Vice President, and the Principal Investigator for New Interconnection and Packaging Technology, Inc., based in San Diego, CA, working on numerous DARPA, STTR and SBIR programs in the areas of Optoelectronic Interconnects, Volumetric 3-D Displays Based on 2-Photon Transition Materials, MEMS Laser Beam Steering Devices, 3-D Optoelectronic and IC Packaging Technologies and Phase-Shift Masks for High-Resolution Lithography. Previously, Dr. Jin was engaged in developing thin film devices for laser fusion research at the University of Rochester Laboratory for Laser Energetics. Dr. Jin received his bachelor’s and master’s degrees in Optics from the University of Rochester and his Ph.D. in Applied Physics from the University of California at San Diego.

Except for Mr. Munro and Dr. Hakala, none of the nominees is presently serving as a director. There is no family relationship between any nominee and any other nominee or any of our executive officers. For information regarding the beneficial ownership of the Common Shares by the nominees, see “Stock Ownership of Certain Beneficial Owners and Management.”

The Board of Directors believes that all nominees will be able to serve as a director. If any nominee notifies us of his or her unavailability prior to the voting of the proxies, the persons named in the enclosed Proxy Card have the right to vote for a substitute nominee or nominees in their sole discretion. Following the Meeting there will be a vacancy on the Board of Directors because the Corporation has not identified candidates to fill the positions created by the resignation of Mr. Herbert Ehrenthal, and the decisions of Dr. Claude Piaget and Ms. Jerilyn Kessel to not stand for re-election. A majority of the Board of Directors may elect a person to fill the vacancy. The persons named on the enclosed proxy card may not vote for more than five (5) nominees.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on the Proxy Card, all properly executed and returned proxies will be voted “FOR” the election of each of the five (5) nominees named above. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect directors. For purposes of counting votes cast for directors, abstentions and broker non-votes (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will have no effect on the result of the outcome of the vote.

INFORMATION RELATING TO THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Board of Directors held 6 meetings and took action by unanimous written consent on 12 occasions. All of the directors attended the meetings of the Board of Directors and all of the committees of the Board of Directors on which such director served during that period. Directors are expected to attend our annual meeting of shareholders, and all of our directors that were serving at the time of our last annual meeting of shareholders attended that meeting. The Board of Directors maintains an Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The charters for each committee of the Board of Directors is available on our website (www.spatialight.com).

Director Independence

The Board of Directors has determined that the following directors, former directors and nominees meet the independence standards adopted by the National Association of Securities Dealers with respect to companies admitted to trading on the NASDAQ Capital Market:

Name	Position and Status
Claude Piaget	Director, not standing for re-election
Robert C. Munro	Director, standing for re-election
Herbert Ehrenthal	Director, resigned as of March 23, 2007
Jerilyn Kessel	Director, not standing for re-election
Lawrence J. Matteson	Director, resigned December 31, 2006
Volkan H. Ozguz	Nominee
Young Hwan Kim	Nominee

Audit Committee

The Audit Committee of the Board of Directors bears primary responsibility for our financial statements and for our reporting process, including our system of internal controls. The primary purpose of the Audit Committee is to monitor: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independence and performance of our external auditors; and (4) the adequacy of our internal auditing function. The Audit Committee consists of three directors that meet the independence standards of the SEC and NASD and met 13 times during the last fiscal year. From January 1, 2006 through June 30, 2006, the members of the Audit Committee were Messrs. Matteson and Munro and Dr. Piaget. From July 1, 2006 through December 31, 2006, the members of the Audit Committee were Mr. Matteson, Dr. Piaget and Ms. Kessel. After December 31, 2006, the members of the Audit Committee were Dr. Piaget and Ms. Kesssel. Mr. Munro joined the Audit Committee on February 2, 2007 to fill the vacancy created by the resignation of Mr. Matteson on December 31, 2006. The Audit Committee is responsible for the appointment, retention and termination of a firm of independent registered public accountants and monitoring the effectiveness of the audit effort, our financial and accounting organization and our system of internal accounting and disclosure controls. However, none of the members of the Audit Committee qualify as an Audit Committee Financial Expert, as defined by SEC rules. Our limited resources have made it difficult to recruit an individual with the necessary qualifications to serve as a financial expert.

Compensation Committee

The Compensation Committee of the Board of Directors consists of three independent directors and met 8 times during the last fiscal year. From January 1, 2006 through June 30, 2006, the members of the Compensation Committee were Messrs. Matteson and Munro and Dr. Piaget. From July 1, 2006 through December 31, the members of the Compensation Committee were Messrs. Matteson and Ehrenthal and Dr. Piaget. From December 31, 2006 to March 23, 2007, the members of the Compensation Committee were Dr. Piaget and Mr. Ehrenthal. Since March 23, 2007, the Board of Directors has acted as the Compensation Committee pending the election of additional independent members of the Board of Directors. The Compensation Committee is responsible for the review and recommendation of executive compensation, including executive officers’ salary levels, incentive compensation programs and stock option grants. Each member of the Compensation Committee is independent within the meaning of SEC regulations and the NASD listing standards. No member of the Compensation Committee was an officer or former officer of the Corporation or had any material relationship or transactions with the Corporation and no officer of the Corporation sits on the compensation committee or other body that has the power to establish the compensation of any member of the Compensation Committee.

Nomination of Directors

The Nominating and Corporate Governance Committee consists of three directors, all of whom are independent, and is responsible for identifying candidates for election to the Board of Directors and recommending the slate of nominees for election as directors at each annual meeting, developing recommended governance principals for adoption by the Board of Directors, overseeing the evaluation of and succession planning for the Board of Directors, and recommending appointments to the other committees. From January 1, 2006 through December 31, 2006, the members of the Nominating and Corporate Governance Committee were Messrs. Matteson and Ehrenthal and Ms. Kessel. From January 1, 2007 to March 23, 2007, the Nominating and Corporate Governance Committee were Mr. Ehrenthal and Ms. Kessel. Since March 23, 2007, the Board of Directors has acted as the Nominating and Corporate Governance Committee pending election of additional independent members of the Board of Directors.

The Nominating and Corporate Governance Committee considers director candidates recommended by one or more substantial, long-term shareholders. Generally, shareholders who individually or as a group have held 5% of our shares for over one year are considered substantial, long-term shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee takes into consideration the needs of the Board of Directors and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The name of the shareholder and evidence of the person’s ownership of our shares, including the number of shares owned and the length of time of ownership; and
•
The name of the candidate, the candidate’s resume or a listing of her or his qualifications to be one of our directors and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The shareholder recommendation and information described above must be sent to the Nominating and Corporate Governance Committee, c/o Assistant Corporate Secretary, 5 Hamilton Landing, Novato, CA 94949 and must be received by the Assistant Corporate Secretary not less than 90 days nor more than 110 days prior to the anniversary date of the Corporation’s most recent annual meeting of shareholders.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for service as a director of the Corporation are that a nominee possess an ability, as demonstrated by recognized success in her or his field, to make meaningful contributions to the Board of Directors’s oversight of our business and affairs and possess an impeccable reputation of integrity and competence in her or his personal and professional activities. The Nominating and Corporate Governance Committee’s evaluation of potential candidates shall be consistent with the Board of Directors’s criteria for selecting new directors. Such criteria include an understanding of our business environment and the possession of such knowledge, skills expertise and diversity of experience so as to enhance our Board of Directors’s ability to manage and direct our affairs and business, including when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

The Nominating and Corporate Governance Committee may receive suggestions from our current directors, executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating and Corporate Governance Committee for such candidates. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee may also consider candidates recommended by certain shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether such person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman of the Board of Directors or a person designated by the Nominating and Corporate Governance Committee may contact such person. Generally, if the person expresses a willingness to be considered to serve on the Board of Directors, the Nominating and Corporate Governance Committee will request information from the candidate, review the person’s professional and personal history and qualifications and consult appropriate references. The Nominating and Corporate Governance Committee may consider all such information in light of information regarding any other candidates that the Nominating and Corporate Governance Committee might be evaluating for membership on the Board of Directors. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board of Directors will take into consideration whether such recommendation is being made by a substantial, long-term shareholder.

Dr. Ozguz and Mr. Kim were each initially identified by Dr. Michael Jin, an executive officer of the Corporation and a nominee for election to the Board of Directors.

Communicating with the Board of Directors

The Board of Directors has established a procedure to receive communications from shareholders. Shareholders or other interested parties may contact any director or directors, or the non-management directors as a group, any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Assistant Corporate Secretary” to SpatiaLight, Inc., 5 Hamilton Landing, Novato, CA 94949 and any email correspondence addressed to CorpSecretary@spatialight.com.

All communications received as set forth in the preceding paragraph will be opened by our Assistant Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not deemed inappropriate for the addressee will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Assistant Corporate Secretary will make sufficient copies (or forward such information in the case of email) of the contents to send to each director who is a member of the group or committee to which the envelope or email is addressed.

INFORMATION RELATING TO EXECUTIVE OFFICERS

The following table sets forth, as of April 30, 2007, the respective names and ages of our executive officers, including our subsidiary, SpatiaLight Korea, Inc., indicating all positions and offices held by each such person.

Name	Age	Position(s)

David F. Hakala	55	Chief Executive Officer, Chief Operating Officer, Principal Financial Officer and Principal Accounting Officer
Michael S. Jin	43	Chief Technology Officer

David F. Hakala, Chief Operating Officer since September 2002, Principal Financial Officer and Principal Accounting Officer since November 2006 and Acting Chief Executive Officer since December 2006. During the course of his career, Dr. Hakala has been directly responsible for the manufacturing startup and ramp-up of numerous products, and their associated manufacturing facilities, including several models of HDTV and of HDTV-ready televisions, the DTC-100 HD TV/DBS decoder box, the decoder box for the DirecTV DBS satellite system as well as 31” and 35” Very Large Screen (VLS) direct view CRTs. Prior to joining SpatiaLight, from 1994 to 2001, Dr. Hakala served in various senior management positions with Thomson Multimedia, including Vice President of Manufacturing Operations, and most recently as Vice President, Product Development, Americas, in which he was responsible for the design and development of television and video systems, including digital television with integrated HDTV decoders, projection systems and other advanced display systems, including the Thomson RCA L50000 LCoS project.

Michael S. Jin, Chief Technology Officer since July 7, 2004, joined SpatiaLight in April 2000, and has directed SpatiaLight’s efforts to develop and enhance LCoS cell structure, processing technologies and overall product performance. Dr. Jin has also served as a leader on the technical front in growing our relationships with television OEMs throughout Asia. Prior to joining SpatiaLight, Dr. Jin served as a Vice President and the Principal investigator for New Interconnect and Packaging Technology, Inc., based in San Diego, CA, working on numerous DARPA, STTR and SBIR programs in the areas of Optoelectronic Interconnects, Volumetric 3-D Displays Based on 2-Photon Transition Materials, MEMS Laser Beam Steering Devices, 3-D Optoelectronic and IC Packaging Technologies and Phase-Shift Masks for High-Resolution Lithography. Previously, Dr. Jin was engaged in developing thin film devices for laser fusion research at the University of Rochester Laboratory for Laser Energetics. Dr. Jin received his Bachelor’s and Master’s degrees in Optics from the University of Rochester and his Ph.D. in Applied Physics from the University of California at San Diego

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation’s Code of Business Conduct and Ethics (the “Code”), which is available on the Corporation’s website (www.spatialight.com), prohibits all conflicts of interest. Under the Code, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of the Corporation. The Corporation’s prohibition on conflicts of interest under the Code includes any related person transaction. Any employee with knowledge of a conflict of interest, including a related party transaction, must notify the Chairman of the Audit Committee of the Corporation’s Board of Directors, who will undertake such review of the transaction as is appropriate. Any transaction between the Corporation and an officer or director of the Corporation must be approved by the Audit Committee or the Board of Directors. During the year ended December 31, 2006, the following related party transactions occurred with the approval of the Board of Directors.

Argyle Notes

During the year ended December 31, 2006, the Corporation was indebted to Argyle Management Corporation (“Argyle”), a company owned and controlled by Mr. Robert A. Olins, our former Chief Executive Officer and a former director, in the amount of $1,188,000 pursuant to a series of promissory notes bearing interest at 6% per annum due December 31, 2008. Both principal and interest under these notes are convertible into our Common Shares at $0.50 per share and are secured by substantially all of our assets. Interest on these notes has been prepaid through December 31, 2008. At December 31, 2006, the carrying value of the Argyle notes was $1,188,000.

Short-term Financing

On December 16, 2005, we borrowed $224,384 from Mr. Robert A. Olins, our former Chief Executive Officer and a former director. We repaid the loan and reimbursed to Mr. Olins the interest at the rate of 8.5% per annum, and the $30,000 origination fee charged by a financial institution to him in January 2006. Between September and November 2006, we borrowed an aggregate of $252,199 from Mr. Olins. These short-term loans were non-interest bearing, with a term of three months or less, and were paid by the end of November 2006.

Between September and November 2006, we borrowed an aggregate of $355,000 from Mr. Herbert Ehrenthal, a former director. These notes bore interest at 8%, with a term of three months or less, and were paid by December 1, 2006.

Wellington Management

We sold 750,000 Common Shares for $2.62 per share ($1,965,000) in a private placement on January 12, 2006; 601,000 Common Shares for $2.80 per share ($1,682,800) in a registered offering on June 5, 2006; and 761,500 Common Shares for $2.25 per share ($1,713,375) in a private placement on August 9, 2006 to institutional investors managed by Wellington Management Company, LLP, the beneficial owner of more than 5% of our outstanding Common Shares. For information relating to the beneficial ownership of our Common Shares, see “Beneficial Ownership of Certain Beneficial Owners and Management”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who beneficially own more than 10% of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Except as set forth below, to our knowledge, based solely on a review of the copies of such reports furnished to the Corporation for fiscal 2006, executive officers, directors and greater than 10% shareholders filed the required Section 16(a) reports of material transactions in a timely manner in 2006.

Name and Position	Number of Late Reports	Number of Transactions Reported Late	Shares

Robert A. Olins Former Chief Executive Officer, Secretary and Treasurer and Former Director	3	3	70,556

Herbert Ehrentahl Former Director	3	3	79,000

Michael S. Jin	2	2	7,145

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Our compensation and benefits programs are administered by our Compensation Committee and intended to attract, retain and motivate individuals with the necessary scientific, engineering and business knowledge and experience to accomplish our overall business objectives and to motivate these individuals to devote their time and energy for the benefit of our shareholders. Consequently, the guiding principles of our compensation programs are:

•	simplicity, clarity, and fairness to both the employee and the Corporation;
•	preservation of Corporation resources;
•	delivery of sufficient current cash compensation to attract and retain accomplished individuals in a highly competitive market; and
•	opportunity to receive significant compensation if the Corporation is successful.

Each element of our compensation program contributes to these overall goals in a different way.

•	Base Salary and Benefits are designed to provide a minimum threshold to attract and retain employees identified as necessary for our success.
•	Cash Bonuses are designed to reward employees for accomplishment of annual goals or performance criteria that have been determined by the Board of Directors to support our long-term operational goals.
•
Stock and option awards and individual incentive arrangements are designed to provide a long-term incentive to individuals that are critical to our success as reflected in the market price of our Common Shares.

All compensation payable by the Corporation to an executive officer is reviewed annually by the Compensation Committee and changes or awards are recommended by the Compensation Committee for approval by the Board of Directors.

Base Salaries

Executive officer base salaries are based on job responsibilities and individual contribution, with reference to base salary levels of executives at peer developmental electronic components companies. The goal of the Compensation Committee is to maintain base salaries at sufficient levels to prevent the loss of key executives without providing an industry-leading salary structure. The Compensation Committee proposes base salaries for the executive officers listed under “Summary of Compensation” (the “Named Executive Officers”) for approval by the Board of Directors every year based on information provided by the Corporation’s Chief Executive Officer. Mr. Olins was not paid a base salary during 2005 or 2006. The Compensation Committee recommended and the Board of Directors approved the payment to Mr. Olins of a housing and automobile allowance of $100,372 during 2006. Mr. Olins, our former Chief Executive Officer, proposed, the Compensation Committee recommended, and the Board of Directors approved, a 10% increase in the base salary of Dr. Hakala on the basis of the increased responsibility assigned to the Chief Operating Officer and the compensation paid to other executives in similar positions. There were no changes to the salaries paid to the other Named Executive Officers during 2006 and there was no change in Dr. Hakala’s salary when he became Chief Executive Officer.

Cash Bonuses

Cash bonuses are awarded on the proposal of the Chief Executive Officer, the recommendation of the Compensation Committee and the approval of the Board of Directors when it is determined that an individual has accomplished a significant short-term goal identified as supporting the long-term performance or profitability of the Corporation, or when necessary to correct inconsistencies between the salary paid to a Named Executive Officer and other executives of the Corporation or of other companies that are similarly situated. No cash bonuses were awarded during 2006.

Stock and Option Awards

Awards under the Corporation’s 2006 Incentive Compensation Plan, the 1999 Stock Option Plan, or individual incentive agreements are used to encourage Named Executive Officers to have a strategic outlook and to conform their economic incentives with the interests of our shareholders. The type and amount of award is based upon job responsibilities, potential for individual contribution to Corporation performance, total cash compensation in the form of base salary and bonuses, and the number of previous awards then outstanding or exercisable. The Compensation Committee is authorized to grant Awards under the Corporation’s 2006 Incentive Plan or 1999 Stock Option Plan without proposal from the Chief Executive Officer or the approval of the Board of Directors. However, in most cases, the awards are initiated by the Chief Executive Officer. The Compensation Committee does not have a regular schedule for awarding equity-based compensation and the timing of such awards is subject to the discretion of the Compensation Committee. On February 2, 2006, as part of the general review of competitive salary structures within the Corporation, the Compensation Committee awarded options to purchase 500,000 Common Shares at $2.60 per share to Mr. Olins and options to purchase 150,000 Common Shares at $2.60 per share to Mr. Suh. The difference between the number of options awarded reflects the different responsibilities of the individuals and that no base salary is paid to Mr. Olins. The Compensation Committee believes that the level of awards made to the Named Executive Officers in 2006 is consistent with the level of responsibility, other compensation paid, and company performance that is within such individual’s control.

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on grant date. Under the 2006 Incentive Plan or 1999 Stock Option Plan, the Compensation Committee may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Corporation’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Corporation’s stock price. Because a financial gain from stock options is only possible after the price of our Common Shares has increased, we believe grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our Common Shares, which benefits all our shareholders.

We do not backdate options or grant options retroactively or stock options with a so-called “reload” feature. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

Impact of Section 162(m) of the Code

The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid the Named Executive Officers unless (1) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by shareholders and (iv) the committee certifies that the performance goals were met. Our 1999 Stock Option Plan and 2006 Incentive Plan were approved by our Shareholders so that compensation attributable to stock options and certain other awards granted under such plans may be excluded from the $1,000,000 threshold.

The Compensation Committee continues to consider other steps which might be in the Corporation’s best interest to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the Section 162(m) requirements for non-deductibility if the Compensation Committee concluded that this was in the Corporation’s best interests.

Summary of Compensation

The following table sets forth the compensation paid by us for the fiscal year ended December 31, 2006, to our Chief Executive Officer and all of the other executive officers as of December 31, 2006.

SUMMARY COMPENSATION TABLE - 2006
			Stock Awards		All Other
Name and Principal Position	Year	Salary ($)	($)		Compensation		Total ($)
(a)	(b)	(c )	(e)	(f)	(i)		(j)
Robert A. Olins, former Chief Executive Officer,
Treasurer, Secretary and Principal Financial and
Accounting Officer	2006	$-	$966,500	(2)	$100,372	(1)	$1,066,872

David F. Hakala, Chief Executive Officer
effective December 12, 2006, Chief Operating
Officer and Principal Financial and Accounting
Officer	2006	$256,154	$-		$-		$256,154

Michael S. Jin, Chief Technology Officer	2006	$200,000	$-		$-		$200,000

Don S. Suh, Chief Executive Officer from
November 3, 2006 to December 12, 2006,
former Senior Vice President, Marketing & Sales	2006	$200,250	$152,250	(2)	$-		$352,500

(1)	Represents (a) $75,179 paid by the Company for housing for Robert Olins and (b) $25,193 paid by the Company for a car for Mr. Olins.
(2)	The assumptions used to derive the fair value of the stock option awards noted above are discussed in Footnote 1 to the Consolidated Financial Statements.

The following table sets forth certain information for the year ended December 31, 2006, with respect to plan based awards granted to the individuals named in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS - 2006
Name	Grant Date	All Other Option	Exercise of Base	Grant Date
		Awards: Number of	Price of Option	Fair Value of
		Securities Underlying	Awards ($/Sh)	Stock and
		Options		Option
Awards
(a)	(b)	(j)	(k)	(l)

Robert A. Olins	2/6/2006	500,000	$2.60	$966,500
Don S. Suh	2/6/2006	150,000	$2.60	$297,936

The following table sets forth total outstanding equity awards at year-end for the individuals named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END - 2006
Name	Number of Securities	Option	Option Expiration
	Underlying Unexercised	Exercise Price	Date
	Options (#) Exercisable	($)

(a)	(b)	(e)	(f)
Robert A. Olins	750,000	$1.50	6/5/2011
Robert A. Olins	500,000	$2.15	8/22/2011
Robert A. Olins	489,444	$3.60	1/27/2012
Robert A. Olins	300,000	$2.49	12/30/2012
Robert A. Olins	200,000	$2.10	5/21/2013
Robert A. Olins	285,417	$5.21	1/4/2014
Robert A. Olins	179,583	$5.60	7/6/2014
Robert A. Olins	500,000	$4.97	1/17/2015
Robert A. Olins	500,000	$2.60	2/5/2016
Total Mr. Olins	3,704,444

David F. Hakala	335,000	$2.66	9/3/2012

Michael S. Jin	20,000	$4.94	4/23/2010
Michael S. Jin	5,000	$1.25	12/28/2010
Michael S. Jin	15,000	$1.93	4/22/2011
Michael S. Jin	35,000	$5.10	4/22/2012
Michael S. Jin	125,000	$5.60	7/6/2014
Michael S. Jin	100,000	$4.97	1/17/2015
Total Mr. Jin	300,000

Don S. Suh	150,000	$5.55	3/12/2007
Don S. Suh	75,000	$2.60	3/12/2007
Total Mr. Suh	225,000

The following table sets forth total options exercised and stock vested during 2006 for the individuals named in the Summary Compensation Table.

OPTIONS EXERCISES AND STOCK VESTED - 2006
Option Awards
Name	Number of	Value
	Shares Acquired	Realized on
	on Exercise (#)	Exercise ($)

(a)	(b)	(c )

Robert A. Olins	25,000	$69,500

The following table sets forth Director compensation for 2006.

DIRECTOR COMPENSATION - 2006
Name	Option Awards	Total ($)
	($)

(a)	(d)	(h)
Lawrence J. Matteson	$85,112	$85,112
Claude Piaget	$85,112	$85,112
Robert C. Munro	$85,112	$85,112
Herbert Ehrenthal	$9,599	$9,599
Jerilyn Kessel	$9,599	$9,599

The assumptions used to derive the fair value of the stock option awards noted above are discussed in Footnote 1 to the Consolidated Financial Statements filed as part of our Annual Report on Form 10-K. As of December 31, 2006, Mr. Matteson had an aggregate of 279,500 options outstanding, Dr. Piaget had an aggregate of 175,000 options outstanding, Mr. Munro had an aggregate of 75,000 options outstanding, and Mr. Ehrenthal and Ms. Kessel each had an aggregate of 25,000 options outstanding.

Employment Arrangements and Agreements

Robert A. Olins served as one of our directors from 1998 to 2006 and as our Chief Executive Officer, Secretary and Treasurer from July 2000 to 2006. Mr. Olins did not have an employment agreement. In accordance with a severance agreement dated December 12, 2006, Mr. Olins will continue to work with us on a consultant basis, for $1,500 per week for a period of 13 months.

Don S. Suh served as our Senior Vice President - Marketing and Sales from July 19, 2004 and as our Chief Executive Officer from November 3, 2006 to December 12, 2006. We do not have an employment or separation agreement with Mr. Suh.

David F. Hakala served as our Chief Operating Officer since September 3, 2002. On November 3, 2006, Dr. Hakala became our Principal Financial and Accounting Officer as well as the Chairman of our Board of Directors. On December 12, 2006, Dr. Hakala became our Acting Chief Executive Officer. We do not have an employment agreement with Dr. Hakala.

Michael S. Jin was promoted to Chief Technology Officer on July 7, 2004. We do not have an employment agreement with Dr. Jin.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or former officer of the Corporation or had any material relationship or transactions with the Corporation and no officer of the Corporation sits on the compensation committee or other body that has the power to establish the compensation of any member of the Compensation Committee.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Common Shares as of April 30, 2007, by each person known by us to own beneficially more than 5% of our outstanding Common Shares, by each of our directors, and by each of our Named Executive Officers and by all of our directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned by him, her or it.

	Amount and
	Nature of
Name and Address	Beneficial		Percent of
Beneficial Owner	Ownership		Class

Robert A. Olins Argyle Capital Management Corp. 27 De Silva Island, Mill Valley, CA 94941	9,410,066	(1)	17.9%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	1,743,554	(2)	3.6%

Adele Becker 215 E 68th Street New York, NY 10021	2,779,333	(3)	5.7%

Herbert Ehrenthal 301 E. 79th St., Apt. 26 C New York, NY 10021	416,475	(4)	*

Lawrence J. Matteson 5 Hogan Ct. Pittsford, NY 14534	274,000	(5)	*

Claude Piaget Five Hamilton Landing, Suite 100 Novato, CA 94949	237,500	(6)	*

Robert C. Munro Five Hamilton Landing, Suite 100 Novato, CA 94949	137,500	(7)	*

Jerilyn Kessel Five Hamilton Landing, Suite 100 Novato, CA 94949	87,500	(8)	*

David F. Hakala Five Hamilton Landing, Suite 100 Novato, CA 94949	336,000	(9)	*

Michael S. Jin Five Hamilton Landing, Suite 100 Novato, CA 94949	315,255	(10)	*

Don S. Suh 10472 Scenic Cir. Cupertino, CA 95014	5,000	(11)	*

All directors and officers as a group (5 persons)	1,113,755		2.3%

(1)
Based solely upon information contained in Section 16 filings made by named shareholder, includes 2,376,000 Shares beneficially owned subject to conversion of principal of convertible notes held by Argyle Capital Management Corporation (Argyle), of which Mr. Olins is President and over which Mr. Olins exercises voting control, and 1,678,597 Shares owned by Argyle. Also includes 1,411,870 Shares and Warrants to purchase 239,630 Shares held by Mr. Olins and 3,704,444 Shares subject to outstanding stock options held by Mr. Olins that are exercisable on or before June 29, 2007.

(2)	Based solely upon information filed in a Schedule 13G by named stockholder.
(3)	Based solely upon information provided by named stockholder.
(4)	Includes 416,475 Shares based on information filed in a Form 3 by named stockholder.
(5)	Includes 7,000 Shares based on information filed in a Form 3 by name stockholder, 267,000 Shares subject to options exercisable on or before June 29, 2007.
(6)	Includes 237,500 Shares subject to options exercisable on or before June 29, 2007.
(7)	Includes 137,500 Shares subject to options exercisable on or before June 29, 2007.
(8)	Includes 87,500 Shares subject to options exercisable on or before June 29, 2007.
(9)	Includes 335,000 Shares subject to options exercisable on or before June 29, 2007.
(10)	Includes 300,000 Shares subject to options exercisable on or before June 29, 2007.
(11)	Includes 5,000 Shares based on information filed in a Form 3 by named stockholder.

Changes in Control

We pledged substantially all of our assets to the purchasers of our Senior Secured Convertible Notes in November 2004. This pledge of assets could result in a change of control of our Corporation in the future. Two holders of our Senior Secured Convertible Notes have alleged certain events of default under their Notes. Although we believe that these allegations are not correct and are without foundation, this matter could potentially result in a change of control of the Corporation in the future.

PROPOSAL NO. 2:
AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION, TO AUTHORIZE THE
COMBINATION OF OUTSTANDING COMMON SHARES AND/OR AN INCREASE IN THE NUMBER
OF AUTHORIZED COMMON SHARES, $.01 PAR VALUE, FROM 100,000,000 TO 200,000,000

The shareholders are being asked to approve a Certificate of Amendment to our Restated Certificate of Incorporation, as amended (the “Certificate”), to authorize the Board of Directors to combine outstanding Common Shares and/or increase the number of authorized Common Shares from 100,000,000 to 200,000,000 (the “Amendment”). The Board of Directors, by written consent on May [__], 2007, adopted resolutions approving and authorizing the Amendment and directing that the Amendment be submitted to a vote of the shareholders at the Annual Meeting. The Board of Directors has determined that the Amendment is in the best interests of the shareholders and unanimously recommends its approval by the shareholders. If our shareholders approve the Amendment, the Board of Directors intends to file a Certificate of Amendment to the Certificate reflecting such Amendment with the Secretary of State of the State of New York as soon as practicable following such shareholder approval.

On April 20, 2007, we received notice from the NASDAQ Staff that our Common Shares did not meet the minimum share price requirement for continued inclusion in the NASDAQ Capital Market. In addition, on April 27, 2007, we were advised by the NASDAQ Staff that our Common Shares would be delisted from the NASDAQ Capital Market because the aggregate market value of all Common Shares had been less than $35,000,000 for more than 30 consecutive trading days. We have appealed the determination by the NASDAQ Staff and our Common Shares continue to be traded on the NASDAQ Capital Market pending determination of that appeal. However, unless our Common Shares close at more than $1.00 per share for at least 10 consecutive trading days prior to October 17, 2007, and we can increase our shareholder’s equity to more than $2,000,000, the NASDAQ is likely to make an adverse determination and our Common Shares will be removed from trading on the NASDAQ Capital Market.

We believe that continuation of the trading on the NASDAQ Capital Market is in the best interest of the Corporation and the shareholders. The loss of our major customer and other circumstances during the current fiscal year have had an adverse effect on the price of our Common Shares. In addition, to provide working capital to continue operations during the current fiscal year, we have found it necessary to sell a significant number of Common Shares, which contributes to the decline in the price for our Common Shares. Subject to the approval of the Amendment, we expect that to continue selling our Common Shares to provide working capital necessary for our operations and to satisfy the minimum stockholders’ equity requirement for the NASDAQ Capital Market. As of May 21, 2007, the closing bid price for our Common Shares was $0.13.

The Certificate currently authorizes the issuance of up to 100,000,000 Common Shares.  As of the close of business on April 30, 2007, there were 48,762,202 Common Shares issued and outstanding.  In addition, as of that date, we have reserved up to approximately 836,526 Common Shares for issuance upon the exercise of outstanding warrants, 5,469,394 Common Shares for issuance pursuant to our 1999 Stock Option Plan and 2006 Incentive Compensation Plan, 870,000 Common Shares for issuance upon the exercise of options issued independently of the 1999 Stock Option Plan and 2006 Incentive Compensation Plan, 3,404,807 Common Shares for issuance upon the conversion of outstanding convertible securities, 507,065 Common Shares for issuance of Common Shares in lieu of cash payment of interest on the November 2004 Senior Securities, and 6,617,908 Common Shares for issuance pursuant to our Equity Credit Agreement.

We have filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) providing for the issuance of $75,000,000 in Common Shares, warrants to purchase Common Shares, subscription rights for Common Shares and units consisting of one or more Common Shares, warrants and subscription rights. As of April 30, 2007 we had issued 4,279,586 Common Shares with an aggregate issue price of $2,600,000 under the Registration Statement and had filed prospectus supplements providing for the issuance of up to 13,241,659 Common Shares under an Equity Credit Agreement dated April 24, 2007 and 6,617,908 Common Shares under a Waiver, Rescission and Settlement Agreement dated as of April 24, 2007.

After giving effect to the Common Shares reserved for issuance under outstanding warrants, options and convertible securities and Common Shares registered for sale in the future under the Registration Statement, there are 20,285,289 Common Shares available for future issue.

Possible Combination of Common Shares

Subject to approval of the Amendment, the Board of Directors may declare a “reverse split” and combine a whole number of outstanding Common Shares (which may be no more than 50) into one outstanding Common Share for the purpose of increasing the price per Common Share. In such event, the Corporation would redeem for cash any fractional Common Shares that result from the reverse split.

A combination of our Common Shares would proportionately reduce the total number of Common Shares outstanding and proportionately increase the par value of the outstanding Common Shares. Since there are fewer Common Shares outstanding after the “reverse split”, the price per Common Share normally increases. However, the increase in price per Common Share is rarely proportionate to the decrease in the number of Common Shares outstanding and a combination frequently results in a decline in total market capitalization. A “reverse split” does not have any effect on the stated capital of the Corporation. The Board of Directors could, in its discretion, simultaneously reduce the par value of the outstanding Common Shares and transfer the excess stated capital to surplus and offset some of the accrued losses incurred by the Corporation. In addition, a “reverse split” will reduce the number of authorized and unissued Common Shares and it may be necessary to increase the number of authorized Common Shares after the combination.

Possible Increase in Authorized Capital

Subject to approval of the Amendment, the Board of Directors may increase in the number of authorized Common Shares is to assure that we have sufficient Common Shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to new and existing employees, payments of stock dividends, or effecting stock splits or other recapitalizations. The need for additional authorized Common Shares is consistent with our growth and transition from end-stage product testing to production ramp-up and full-scale manufacturing. To meet the anticipated working capital demands of a manufacturing enterprise, we may seek additional capital from several sources, including the sale of our Common Shares.

Anti-Takeover Effects

If our shareholders approve the Amendment, our Board of Directors may declare a “reverse split”, increase the authorized capital of the Corporation, and issue additional Common Shares without further approval of our shareholders, except as may be required in particular cases by our Certificate, applicable law or the rules of any national securities exchange or over the counter market on which our Common Shares may then be listed or traded. Under our Certificate, our shareholders do not have preemptive rights to subscribe to additional securities which may be issued by us, which means that current shareholders do not have a prior right to purchase any new issue of our Common Shares in order to maintain their proportionate ownership of Common Shares.  Furthermore, if the Board of Directors elects to issue additional Common Shares or securities convertible into or exercisable for Common Shares, such issuance could have a dilutive effect on the voting power and earnings per share of existing shareholders.

The increase in the number of authorized Common Shares could have an anti-takeover effect, although this is not the intent of the Board of Directors in seeking approval of the Amendment. For example, if the Board of Directors issues additional Common Shares in the future, such issuance could dilute the voting power of a person seeking control of SpatiaLight, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware of any attempt or plan to obtain control of SpatiaLight.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

If approved, the Amendment would amend and restate Article Four of the Certificate as follows:

“The aggregate number of shares which the corporation shall have authority to issue is One Hundred million (100,000,000) shares of one class only, which shares are of the par value of one cent ($.01) per share. At anytime prior to July 13, 2008. the Board of Directors may, by resolution adopted by a majority thereof and without further approval by the shareholders of the Corporation, file an Amendment to this Certificate to (a) combine any whole number of shares of the Corporation (which shall be less than 50) into a single share of the corporation, and/or (b) increase the number of shares that this corporation is authorized to issue before or after such combination, or in the absence of such combination, to 200,000,000 shares with a par value of $.01 per share.”

The affirmative vote of the holders of a majority of all the votes entitled to be cast is required for approval of the proposed Amendment to our Certificate. The votes represented by the proxies received will be voted FOR approval of the adoption of the proposed Amendment unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. An abstention or broker non-vote will have the same effect as a vote “against” the Amendment.

PROPOSAL NO. 3:
APPROVAL OF EQUITY CREDIT AGREEMENT AND
AUTHORIZATION TO ISSUE COMMON SHARES

On April 26, 2007, we entered into an Equity Credit Agreement (the “Equity Credit Agreement”) with six institutional investors (the “Investors”). Under the terms of the Equity Credit Agreement, we may sell, and the Investors are required to purchase, Common Shares with a value of $60,000 per day on dates determined by us from time, up to an aggregate amount of $15,400,000. The first $3,700,000 in Common Shares (the “First Tranche”) may be sold by us, and shall be purchased by the Investors, at an issue price equal to the closing bid price for Common Shares on the date of sale. The remaining $11,700,000 in Common Shares (the “Second Tranche”) may be sold by us, and must be purchased by the Investors, only if the Equity Credit Agreement is approved by the shareholders. If approved, the Second Tranche may be sold by us, and shall be purchased by the Investors, at an issue price equal to 95% of the closing bid price on the date of sale. A copy of the Equity Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 27, 2007.

As of April 30, 2007, we elected to sell Common Shares with a value of $300,000 under the Equity Credit Agreement and had delivered 989,110 Common Shares to the Investors. We are required to deliver additional Common Shares based on the actual closing bid prices for each of the five trading days commencing April 26, 2007. All of the Common Shares issued or issuable under the Equity Credit Agreement have been or will be registered under the Registration Statement on Form S-3 (Reg. No. 333-137700) relating to “shelf” offering of up to $75,000,000 in Common Shares, warrants to purchase Common Shares, subscription rights and units consisting of Common Shares, warrants and subscription rights.

As of April 30, 2007, our Common Shares were traded on the NASDAQ Capital Market. On April 20, 2007, we received a notice from the NASD Staff that the Common Shares did not meet the requirements of NASDAQ Marketplace Rule 4310(c)(4) because they had a closing bid price of less than $1.00 per share for 30 consecutive trading days. In addition, on April 27, 2007 we received a notice (the “Delisting Notice”) from the NASD Staff that the Common Shares would be removed from trading on the NASDAQ Capital Market pursuant to Marketplace Rule 4310(c)(2) because the aggregate market value of the Common Shares was less than $35,000,000. The Corporation has appealed the Delisting Notice and expects the Common Shares to continue to trade on the NASDAQ Capital Market until a final determination of that appeal.

NASD Marketplace Rule 4350(i)(1) prohibits the sale of Common Shares representing more than 20% of the outstanding Common Shares at less than the greater of market value or book value on the date of sale without shareholder approval. We believe that sale of the First Tranche is permitted by Marketplace Rule 4350(i)(1) because all transactions in the First Tranche are at 100% of the closing bid price on the date of sale. However, sale of the Second Tranche will be at prices less than market value on each date and could result in the issuance of more than 20% of the outstanding Common Shares. To avoid any violation of Marketplace Rule 4350(i)(1), the Equity Credit Agreement provides that we cannot issue, and the Investors are not required to purchase, Common Shares under the Second Tranche without the prior approval of the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE EQUITY CREDIT AGREEMENT AND AUTHORIZATION OF THE ISSUANCE OF COMMON SHARES ACCORDING TO ITS TERMS.

The affirmative vote of the holders of a majority of the Common Shares present at the Meeting in person or by proxy is required to approve the Equity Credit Agreement and authorize the issuance of Common Shares. The votes represented by the proxies received will be voted FOR approval of the Equity Credit Agreement and authorization to issue Common Shares unless a vote against such proposal or to abstain is specifically indicated on the proxy. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal since they will be counted for the purpose of determining whether a quorum exists but will not be considered a vote for the proposal.

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

It is proposed that the Shareholders ratify the selection of Odenberg, Ullakko, Muranishi & Co., LLP (“OUM”) as our independent registered public accountants for the fiscal year ending December 31, 2007.

OUM examined and reported on our financial statements for our 2002, 2003, 2004, 2005 and 2006 fiscal years. A representative of OUM will be present at the Meeting. Such representative shall have the opportunity to make a statement with respect to the Corporation in the event that he desires to do so. The representative will be available to answer appropriate questions from Shareholders.

Audit and Non-Audit Fees

The following contains the fees billed to us by OUM, our current independent registered public accountants for the years ended December 31, 2005 and 2006.

	2006		2005
Audit Fees	$435,937	(1)	$350,467(1)
Audit-Related Fees	2,250	(2)	-
Tax Fees	11,860	(3)	-
All Other Fees	9,128

(1) Includes fees associated with the annual audit of financial statements and internal control over financial reporting in compliance with regulatory requirements under Sarbanes-Oxley Act of 2002, review of our quarterly reports on Form
10-Q, annual report on Form 10-K, and our consent issued in connection with our Form S-3 filings, assistance and review of other documents with the SEC.
(2) Includes accounting consultations.
(3) Includes fees for tax compliance (tax return prearation assistance) and general tax planning.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee adopted a policy for engaging our independent registered public accountants, OUM, for audit and non-audit services that includes requirements for the Audit Committee to pre-approve audit and non-audit services provided by the independent auditor. All of the audit services provided by OUM in the fiscal year 2006 (described in the footnotes to the table above) and related fees were approved in advance by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO., LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

The affirmative vote of the holders of a majority of all the present in person or by proxy at the Meeting is required to ratify the appointment of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2007. The votes represented by the proxies received will be voted FOR approval of the ratification of OUM unless a vote against such ratification or to abstain from voting is specifically indicated on the proxy. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal. A vote by the shareholder not to ratify OUM will be treated as a direction to the Audit Committee to retain a different independent registered public accountant for the year ending December 31, 2008. Ratification of OUM will not prohibit the Audit Committee from replacing OUM at any time in its discretion.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with the Corporation’s management the Compensation Discussion and Analysis for the year ended December 31, 2006. Based upon such review and Discussion, the members of the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the year ended December 31, 2006 be included in the Corporation’s Proxy Statement on Schedule 14A filed with the SEC.

Herbert Ehrenthal
Claude Piaget

AUDIT COMMITTEE REPORT

The Audit Committee has received from our independent accountants, Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”), the written disclosures and the letters regarding OUM’s independence required by Independence Standard Board of Directors, Standard No. 1. In addition, OUM discussed with members of the Audit Committee issues of auditor independence and related matters required by Statements on Auditing Standards No. 61 and 90.

The Audit Committee has reviewed and discussed with OUM and the Corporation’s management, the Corporation’s internal controls of financial reporting and matters relating to conduct of the audit. During the Corporation’s preparation of the Corporation’s Annual Report for the year ended December 31, 2006, the Corporation’s management and the Corporation’s independent registered public accounting firm identified several material weaknesses in the Corporation’s internal controls over financial reporting. Although these material weaknesses did not result in any misstatement of the Corporation’s financial results, they relate closely to assuring the fulfillment of critical components of the financial reporting functions of the Corporation’s business. The Corporation is presently undertaking active steps to remediate some of the material weaknesses.

The Audit Committee also reviewed and discussed with the Corporation’s management the audited financial statements pertaining to the year ended December 31, 2006. In addition, the Audit Committee reviewed with senior management the actions that the Corporation has been taking to remedy the various material weaknesses relating to the Corporation’s internal control over financing reporting.

In light of the foregoing review and discussions, the Audit Committee recommended to the Corporation’s Board of Directors that the Corporation’s audited financial statements reported upon by OUM be included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 16, 2007.

Jerilyn Kessel
Robert C. Munro
Claude Piaget

SHAREHOLDER PROPOSALS

Proposals of Shareholders intended to be presented at our next Annual Meeting of Shareholders, must be received by the Corporation for inclusion in our Proxy Statement on or prior to January 29, 2008.

COST OF SOLICITATION

We will bear all of the costs of the solicitation of proxies and conducting the Meeting, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners. Solicitations will be made primarily by mail, but certain directors, officers and employees of the Corporation may solicit proxies in person, or by telephone, telecopier or telegram without receiving special compensation for these services. We have not retained engaged paid solicitors.

ADDENDUM

SPATIALIGHT, INC. 5 Hamilton Landing, Suite 100 Novato, California 94949
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SpatiaLight, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to SpatiaLight, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SPATIALIGHT, INC.
The Board of Directors recommends a vote “FOR”
the Nominees listed below and “FOR” Proposals 2, 3 and 4.

1. Vote on Directors Mr. Robert C. Munro Dr. David F. Hakala Dr. Volkan H. Ozguz Mr. Young Hwan Kim Dr. Michael S. Jin	For All [ ]	Withhold All [ ]	For All Except [ ]
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the names(s) of the nominee(s) for whom you withhold your vote on the line below.

____________________________________________

2. Vote on Amendment to the Restated Certificate of Incorporation to authorize the Board of Directors to combine outstanding Common Shares and/or increase the authorized capital to 200,000,000 Common Shares
	For [ ]	Against [ ]	Abstain [ ]

3. Vote on Approval of the Equity Credit Agreement dated April 24, 2007 and authorization to issue Common Shares	For [ ]	Against [ ]	Abstain [ ]

4. Vote on ratification of Odenberg, Ullakko, Muranishi & Co., LLP as our independent registered public accountants	For [ ]	Against [ ]	Abstain [ ]

Please sign exactly as name appears hereon. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box
and write them on the back where indicated.     [    ]

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	[ ]	[ ]

___________________________	__________	_________________________	__________
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

COMMON STOCK, $.01 PAR

SPATIALIGHT, INC.
5 Hamilton Landing, Suite 100
Novato, California 94949
ANNUAL MEETING OF STOCKHOLDERS - JULY 13, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, hereby appoints ____________________________ and _____________________, or either of them acting separately, as attorneys in fact and proxies with full power of substitution to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of SpatiaLight, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 855 Baywood Drive, 2nd Floor, Petaluma, California on July 13, 2007 at 9:00 A.M. Pacific Time and at any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

This proxy shall be voted in accordance with the instructions marked on the reverse side hereof. If no choice is marked, the above appointed proxies have discretionary authority with respect to the election of directors, Proposals 2, 3 and 4 and any other matter that may properly come before the Annual Meeting. The above-appointed proxies will exercise any discretionary authority to vote “FOR” the nominees for election as directors and “FOR” proposals 2, 3 and 4.

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

Address Changes/Comments: _____________________________________________________________________________________
_______________________________________________________________________________________________
_______________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)